Exhibit 99.1

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Reporting Owners

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Address:                                                                     Relationships
c/o MatlinPatterson Global Advisers LLC          ---------------- ----------------- ---------------- ------------------
520 Madison Avenue                                  Director         10% Owner          Officer            Other
New York, NY 10022

Reporting Owner Name
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MatlinPatterson FA Acquisition LLC (1)                                   X
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MatlinPatterson Global Opportunities                                     X
Partners II L.P. (1)

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MatlinPatterson Global Opportunities                                     X
Partners (Cayman) II L.P. (1)

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MatlinPatterson Global Partners II LLC (1)                               X

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MatlinPatterson Global Advisers LLC (1)                                  X

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MatlinPatterson Asset Management LLC (1)                                 X

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MatlinPatterson LLC (1)                                                  X

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David J. Matlin (1)(2)                                                   X

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(1) MatlinPatterson FA Acquisition LLC is the direct owner of 37,909,383 shares of Common Stock of the Issuer. MatlinPatterson
Global Opportunities Partners II L.P. and MatlinPatterson Global Opportunities Partners (Cayman) II L.P. (together, the "Funds")
hold 100 percent of the membership interests in MatlinPatterson FA Acquisition LLC. MatlinPatterson Global Partners II LLC (the
"General Partner") is the general partner of the Funds. MatlinPatterson Global Advisers LLC (the "Adviser") is the investment adviser to the Funds. MatlinPatterson Asset Management LLC holds 100 percent of the voting interest and equity of the Adviser and of the General Partner. MatlinPatterson LLC holds 100 percent of the equity of MatlinPatterson Asset Management LLC. Other than MatlinPatterson FA Acquisition LLC, each of the foregoing reporting persons disclaims beneficial ownership of the shares held by MatlinPatterson FA Acquisition LLC, except to the extent such reporting person holds an indirect pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

(2) David J. Matlin is an employee of the Adviser and a holder of 50 percent of the membership interests in MatlinPatterson LLC.
David J. Matlin may be deemed to have shared voting and investment control (together with Mark R. Patterson) over the shares of the Issuer held by MatlinPatterson FA Acquisition LLC. He also has an indirect pecuniary interest in such shares through his indirect interest in a limited partner which holds an investment interest and carried interest in the Funds. His exact pecuniary interest therein is not readily determinable because it is subject to several variables, including without limitation, the internal rates of return of the Funds overall and with respect to their indirect investment in the Issuer. David J. Matlin disclaims beneficial ownership of any of the reported securities except to the extent of his pecuniary interest therein.



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